SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) September 17, 1999


                         TITAN MOTORCYCLE CO. OF AMERICA
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Nevada                      000-24477                 86-0776876
----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)



2222 West Peoria Avenue, Phoenix, Arizona                          85029
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code (602) 861-6977
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ITEM 5. OTHER EVENTS.

     On September 17, 1999, Titan Motorcycle Co. of America sold 3,000 shares of Titan's Series A Convertible Preferred Stock and a warrant to purchase 279,725 shares of Titan's common stock to Advantage Fund II Ltd. and 1,000 shares of Titan's Series A Convertible Preferred Stock and a warrant to purchase 93,242 shares of Titan's common stock to Koch Investment Group Limited in a private placement for a total of $4,000,000 in proceeds to Titan.

     Unless shareholder approval is obtained, the Series A Convertible Preferred Stock is convertible at any time into a maximum of 2,572,050 shares of Titan's common stock for Advantage Fund and 857,350 shares of Titan's common stock for Koch. For the first year after issuance, the Series A Convertible Preferred Stock is convertible at a fixed conversion price of $2.6812, which represents the average market price of the common stock for the ten days prior to September 17, 1999. Thereafter, the conversion price is adjusted every six months to be the lesser of (a) 130% of the prior conversion price or (b) 90% of the average market price for the ten days prior to such adjustment date. The conversion price is subject to further adjustment under certain circumstances. The number of shares of common stock underlying the Series A Convertible Preferred Stock is subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to Titan's common stock. Titan has the right to redeem the Series A Convertible Preferred Stock at a premium and under some circumstances at the market price of its common stock that the Series A Convertible Preferred Stock would otherwise be convertible into. Subject to certain restrictions in subordination agreements with Titan's bank, Wells Fargo Bank, N.A., Advantage Fund and Koch each has the right to force Titan to redeem the Series A Convertible Preferred Stock at a premium upon the occurrence of any of the following events:

          1. There is no closing bid price of Titan's common stock for five consecutive trading days;

          2. Titan's common stock ceases to be listed for trading on a market or exchange;

          3. The inability for 30 or more days (whether or not consecutive) of any holder of Series A Convertible Preferred Stock to sell its common stock issuable upon conversion of the Series A Convertible Preferred Stock pursuant to an effective registration statement;

          4. Titan defaults under any of the agreements relating to the sale of the Series A Convertible Preferred Stock;

          5.   Certain business combination events; and

          6. The adoption of any amendment to Titan's Articles of Incorporation materially adverse to the holders of the Series A Convertible Preferred Stock without the consent of the majority of the Series A Convertible Preferred Stock.

     The net proceeds of the offering will be used for working capital and general corporate purposes.

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
     The terms of the private placement are set forth in full in the Subscription Agreements attached as Exhibits 10.1 and 10.2 to this current report. The rights and preferences of the Series A Convertible Preferred Stock are set forth in full in the Certificate of Designations attached as Exhibit 4.1 to this current report. The warrants are subject to the terms and conditions of the Warrants attached as Exhibits 4.2 and 4.3 to this current report. Under Registration Rights Agreements attached as Exhibits 4.5 and 4.6 to this current report, Titan has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares underlying the Series A Convertible Preferred Stock and warrants.

     In connection with the placement of Titan's Series A Convertible Preferred Stock, Titan issued a warrant to purchase 25,000 shares of Titan's common stock to Reedland Capital Partners. Reedland acted as placement agent for the Series A Convertible Preferred Stock. The 25,000 shares of Titan's common stock issuable upon exercise of the warrant to Reedland will be included in the registration statement covering the resale of the shares underlying the Series A Convertible Preferred Stock and warrants held by Advantage Fund and Koch.

     The warrants issued to Advantage Fund, Koch and Reedland are exercisable for a period of five years at an exercise price of $3.21744 per share.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.

EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------

3      Bylaws, as amended and restated on September 10, 1999

4.1 Certificate of Designations of the Series A Convertible Preferred Stock, dated September 17, 1999

4.2    Warrant issued to Advantage Fund II Ltd., dated September 17, 1999

4.3    Warrant issued to Koch Investment Group Limited, dated September 17, 1999

4.4 Form of Warrant issued to Reedland Capital Partners and others, dated September 17, 1999

4.5 Registration Rights Agreement with Advantage Fund II Ltd., dated as of September 15, 1999

4.6 Registration Rights Agreement with Koch Investment Group Limited, dated as of September 15, 1999

10.1 Subscription Agreement with Advantage Fund II Ltd., dated as of September 15, 1999

10.2 Subscription Agreement with Koch Investment Group Limited, dated as of September 15, 1999

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
                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Titan Motorcycle Co. of America

                                           By: /s/ Francis S. Keery
                                               ---------------------------------
                                               Francis S. Keery
                                               Chief Executive Officer

Dated: September 30, 1999

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